Exhibit 99.1

Apollo Debt Solutions Announces Special Distributions

New York, NY - On January 20, 2023, Apollo Debt Solution BDC (“ADS,” “we,” or the “Fund”) announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made on or around March 29, 2023, April 26, 2023 and May 26, 2023 for shareholders of record as of February 28, 2023, March 31, 2023 and April 28, 2023, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan. These special distributions are in addition to the regular monthly distribution of $0.16 per share that was declared on January 20, 2023 to shareholders of record as of January 31, 2023 to be paid on February 24, 2023.

The special distributions pay out a portion of the Fund’s undistributed taxable income generated in 2022, which was supported by the rising rate environment and attractive spreads on the Fund’s newly originated loans.

Apollo Partner Earl Hunt, Chair and CEO of ADS, said, “These special distributions reflect our desire to enhance the distribution rate for our shareholders given the current earnings tailwinds for the Fund while supporting our net asset value per share stability over the long-term. We believe we are well positioned to play offense for the foreseeable future and look forward to continuing to be a solutions provider for both our borrowers and investors.”

About Apollo Debt Solutions

Apollo Debt Solutions BDC is a regulated, non-listed BDC that provides individual investors access to investments targeted by the largest institutions. We believe it provides investors with a stronger and more diversified path to value than is typically available — and aims to offer a more beneficial risk-adjusted profile than public equivalents. The Fund focuses on senior secured large corporate direct origination, and, to a lesser extent, broadly syndicated loans and middle market direct lending. Together, we believe these attributes help position the Fund to perform. To learn more, please visit https://gwms.apollo.com/debtsolutionsbdc.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. ADS believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or ADS’s prospectus and other filings). Except as otherwise required by federal securities laws, ADS undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Apollo Contact Information

For Investors:

Lucy Lu Munro

Investor Relations

GlobalWealth@Apollo.com

(917) 286-5873

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com